EXECUTION VERSION

GUARANTY (APPROVAL-BASED)
December 13, 2018
FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Rhea Borrower (HASI) LLC, a Delaware limited liability company (“Borrower HASI”), Rhea Borrower (HAT I) LLC, a Delaware limited liability company (“Borrower HAT I”), and Rhea Borrower (HAT II) LLC, a Delaware limited liability company (“Borrower HAT II”, and together with Borrower HASI and Borrower HAT I, collectively, the “Borrowers”), by the lenders party to that certain Loan Agreement (as defined in Annex A) from time to time, including without limitation Bank of America, N.A. (collectively, the “Lenders”), the undersigned Guarantors (each a “Guarantor” and collectively “Guarantors”), as indirect owners of each Borrower, hereby furnishes their guaranty of the Guaranteed Obligations (as hereinafter defined) as follows for the benefit of Bank of America, N.A., as administrative agent (in such capacity, and including any permitted successors or assigns, “Administrative Agent”) acting on behalf of and for the benefit of the Secured Parties:
1.Definitions. Terms used herein shall have the meanings set forth on Annex A attached hereto. Terms used but not defined in this Guaranty shall have the meanings set forth in the Loan Agreement (Approval-Based), dated as of December 13, 2018, by and among the Borrowers, Administrative Agent, Issuing Banks, the Lenders and the other parties thereto from time to time (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”), and the rules of construction set forth therein shall apply hereto.
2.    Guaranty. The Guarantors, jointly and severally, hereby absolutely and unconditionally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection and promise to pay to the Administrative Agent for the benefit of the Secured Parties, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness, liabilities (including without limitation the Obligations), losses, damages, claims or other obligations of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, including reasonable and documented out of pocket third party fees (including attorneys’ fees), costs and expenses, and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, whether associated with any credit or other financial accommodation made to or for the benefit of the Obligors by the Secured Parties or otherwise and whenever created, arising, evidenced or acquired (including all renewals, extensions, amendments, refinancings and other modifications thereof and all reasonable and documented, out of pocket third-party fees costs and expenses, including attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof), under the Loan Documents, and whether recovery upon such amounts, costs, fees, indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or any other Obligor under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Obligor of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations.

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This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than, subject to Section 8, a defense of payment in full).
3.    No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized and resident in the United States of America. The Guarantors shall make all payments hereunder in accordance with Section 5.7 of the Loan Agreement which provisions shall be herein incorporated by reference mutatis mutandis. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
4.    Rights of Lender. Each Guarantor consents and agrees that the Secured Parties may at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.
5.    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Obligor or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Obligor; (b) any defense based on any claim that a Guarantor’s obligations exceed or are more burdensome than those of the other Obligors; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to require a Secured Party to proceed against one or more of the Borrowers or other Obligors, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Secured Party’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; and (f) to the fullest extent permitted by law, any and all other defenses or benefits (other than, subject to Section 8, a defense of payment in full) that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
6.    Obligations Independent. The obligations of the Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against a Guarantor to enforce this Guaranty whether or not the other Obligors or any other person or entity is joined as a party.
7.    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the

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Guaranteed Obligations and all other amounts payable under this Guaranty have been indefeasibly paid in full in cash and performed in full and Full Payment of all Obligations under the Loan Documents has occurred. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
8.    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until (i) all Guaranteed Obligations, including without limitation, any amounts payable under this Guaranty, are indefeasibly paid in full in cash and any commitments of the Lenders and Issuing Banks or facilities provided by the Lenders and Issuing Banks with respect to the Guaranteed Obligations are terminated and (ii) the Full Payment of all Obligations. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Guarantor or any other Obligor is made, or any Secured Party or any of its Affiliates exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the applicable Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction of this Guaranty or any other Loan Document. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.
9.    Subordination. Without in any way limiting the obligations of the Obligors under the Loan Documents, each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to a Guarantor as subrogee of a Secured Party or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If a Secured Party so requests, any such obligation or indebtedness of the Borrowers to the Guarantors shall be enforced and performance received by the Guarantors as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent, for the benefit of the Secured Parties, on account of the Guaranteed Obligations, but without reducing or affecting in any manner the remaining liability of the Guarantors under this Guaranty. For the avoidance of doubt, this Section 9 shall not be deemed to apply to any Restricted Payment to a Guarantor to the extent that such Restricted Payment is permitted to be paid and distributed to a Guarantor in accordance with the Loan Documents.
10.    Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or any Borrower under any Debtor Relief Laws or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.
11.    Expenses. The Guarantors shall, jointly and severally, pay within ten (10) Business Days of request all reasonable and documented out-of-pocket third-party fees and expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Secured Parties in any proceeding under any Debtor Relief Laws. The

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obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
12.    Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent, Required Lenders and the Guarantors. No failure by any Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Lenders, the Administrative Agent and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of any Secured Party under the Loan Documents or any term or provision thereof.
13.    Condition of Obligors. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the other Obligors such information concerning the financial condition, business and operations of each Obligor as the Guarantors require, and that no Secured Party has any duty, and the Guarantors are not relying on any Secured Party at any time, to disclose to the Guarantors any information relating to the business, operations or financial condition of any Obligor or any other guarantor (the Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
14.    Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent, each Issuing Bank and each Lender is authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all accounts and deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Issuing Bank or such Lender to or for the credit or the account of a Guarantor, against any amount so due, whether or not such Lender shall have made any demand under any Loan Document and although such amount may be owed to a branch or office of the Administrative Agent, such Issuing Bank or such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent, Issuing Banks and the Lender under this Section 14 are in addition to other rights and remedies (including other rights of setoff) that such Person may have. The Administrative Agent, Issuing Banks and the Lenders agree to use reasonable efforts to notify the applicable Guarantor promptly after any such setoff and application; provided that (i) the failure to give such notice shall not affect the validity of such setoff and application and (ii) none of the Administrative Agent, any Issuing Bank or any Lender shall have any liability in the event of any failure to give such notice.
15.    Representations; Warranties and Covenants.
(c)    General Representations and Warranties. In order to induce the Agents, Issuing Banks and the Lenders to enter into the Loan Agreement and to make each Advance and L/C Credit Extension to be made thereby, each Guarantor represents and warrants to each Agent, Issuing Bank and the Lenders, on the Effective Date and each Credit Date (subject to, with respect to each Credit Date (other than the Effective Date), Section 6.2.9(c) of the Loan Agreement), as applicable, that the following statements are true and correct:
(viii)    Organization and Qualification. Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Guarantor is duly qualified,

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authorized to do business and in good standing as a foreign entity in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
(ix)    Power and Authority. Such Guarantor is duly authorized to execute, deliver and perform its obligations under this Guaranty. The execution, delivery and performance of this Guaranty has been duly authorized by all necessary corporate, limited liability company or partnerships, as applicable, action on the part of such Guarantor.
(x)    Enforceability. This Guaranty is a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
(xi)    No Conflict. The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not and will not (a) violate in any material respect (i) any provision of any Applicable Law with respect to such Guarantor, (ii) any of the Organizational Documents of such Guarantor or (iii) any order, judgment or decree of any court or other agency of government binding on such Guarantor; (b) conflict with, result in a breach of or constitute (immediately or upon the giving of notice) a default in any material respect under any Contractual Obligation of such Guarantor; (c) result in or require the creation or imposition of any material Lien upon any of the properties or assets of such Guarantor (other than any Permitted Liens); or (d) require any approval of stockholders, members or partners of such Guarantor or any approval or consent of any Person under any Contractual Obligations of such Guarantor except such approvals or consents which have been obtained on or prior to the date hereof and are in full force and effect.
(xii)    Process Agent Appointment. Such Guarantor has irrevocably appointed an agent for service of process in the State of New York in accordance with Section 17, and has paid all required appointment fees for a period of one (1) year from the Effective Date.
(xiii)    Governmental Regulations. The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect as of the date hereof, and required filings with the U.S. Securities and Exchange Commission regarding the Loan Documents, and (ii) otherwise as could not reasonably be expected to have a Material Adverse Effect. No Guarantor is or is required to be registered as a “registered investment company” or is a company “controlled” by a “registered investment company” or is a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
(xiv)    Compliance with Laws.
(A)    Such Guarantor is in compliance with all Applicable Laws and all applicable restrictions and regulations imposed by all Governmental Authorities in respect of the conduct of its businesses and the ownership of its Properties (other than failure to comply with Anti-Terrorism and Money Laundering Laws, OFAC, Sanctions, Anti-Bribery and Anti-Corruption Laws, and Foreign Asset Control Regulations), except as could not reasonably be expected to have a Material Adverse Effect.

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(B)    No Guarantor is, nor has any of its Subsidiaries, nor, to the knowledge of such Guarantor and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing, (ii) a Sanctioned Person, or any similar list enforced by any other relevant sanctions authority, (iii) has conducted business with or engaged in any transaction with any Sanctioned Person or (iv) located, organized or resident in a Designated Jurisdiction. Each Guarantor and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. No Guarantor nor any of its Subsidiaries has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to Sanctions.
(C)    No part of the proceeds of Loan or any other transaction contemplated hereunder constitutes or will constitute funds obtained on behalf of any U.S. Blocked Person. No Guarantor nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds of any Loan or any other transaction contemplated hereunder in connection with any investment in, or any transactions or dealings with, any U.S. Blocked Person or otherwise in violation of Sanctions.
(D)    The Guarantors and their Subsidiaries have conducted their businesses in compliance in all material respects with all Anti- Bribery and Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.
(E)    No Guarantor nor any Subsidiary of such Guarantor, nor director or officer thereof, nor to the Knowledge of such Guarantor, any agent, affiliate or representative thereof is in violation in any material respect of any Anti-Terrorism and Money Laundering Laws applicable to it. No part of the proceeds of the Loans will be used, directly or indirectly, by any Borrower for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Terrorism and Money Laundering Laws. The Guarantors and their Subsidiaries have conducted their businesses in compliance in all material respects with Anti-Terrorism and Money Laundering Laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws. No Guarantor is a “financial institution” as defined under 31 USC § 5312(a)(1).
(F)    The use of the proceeds of any Loan by each Guarantor and each other Obligor will not violate in any material respect the Foreign Asset Control Regulations.
(G)    There have been no citations of, notices of or orders of material noncompliance issued to such Guarantor by any Governmental Authority under any securities laws which may have a Material Adverse Effect.
(xv)    Litigation. As of the date hereof, there are no proceedings or investigations pending or, to such Guarantor’s Knowledge, threatened against such Guarantor, that (a) relate to this Guaranty or any of the Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have

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a Material Adverse Effect if determined adversely to such Guarantor. As of the date hereof, such Guarantor is not in default with respect to any order, injunction or judgment of any Governmental Authority, except as could not reasonably be expected to have a Material Adverse Effect.
(xvi)    Solvency. As of the date hereof, such Guarantor is and, upon the incurrence of its obligations hereunder on any date on which this representation and warranty is made, will be, Solvent.
(xvii)    Benefit. Each Guarantor is the owner of indirect interests in the Borrowers, and each Guarantor will directly benefit from Lenders’ making the Loans to, and the Issuing Banks making L/C Credit Extension for the account of the Borrowers.
(d)    Covenants. Each Guarantor covenants and agrees that, so long as any Commitment is in effect, and until Full Payment of all Obligations, such Guarantor shall perform all covenants in this Section 15(b).
(viii)    Existence. (A) Except as permitted by Section 15(b)(ix), such Guarantor shall at all times preserve and keep in full force and effect its existence and (B) such Guarantor shall at all times preserve and keep in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect, all rights and franchises, licenses and permits material to its business.
(ix)    Inspections; Books and Records. Such Guarantor shall (A) at all times cause the Borrowers to comply with their obligations under Section 10.1.3 of the Loan Agreement and (B) to the extent required to enable the Borrowers to comply with such contractual obligations, permit representatives and independent contractors of Administrative Agent to (i) visit and inspect any of its properties, (ii) to examine its corporate, financial and operating records, and files concerning the Project Portfolio, Loan Documents and Underlying Financing Documents, and make copies thereof or abstracts therefrom, and (iii) discuss the affairs, business (including, without limitation, all matters concerning the Project Portfolio and Underlying Financings), finances and accounts of Obligors (other than the Guarantors), with the directors, officers, independent public accountants (provided that the Guarantors shall be present for any meetings with such accountants), legal counsel and other independent agents and experts of such Guarantor at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Guarantor; provided that all reasonable and documented third party charges, costs and expenses of Administrative Agent and its representatives and independent contractors in connection with such visits, examinations and discussions shall be reimbursed by the Guarantors only in connection with two (2) such visits, examinations and discussions per fiscal year; provided, further, however, that when an Event of Default exists Administrative Agent (or its representatives or independent contractors) may do any of the foregoing at the expense of the Guarantors at any time during normal business hours and without advance notice.
(x)    Compliance with Laws. Such Guarantor shall at all times, comply with all Applicable Laws (including Environmental Laws, FLSA, FATCA, OSHA and laws regarding collection and payment of Taxes, but excluding Anti-Terrorism and Money Laundering Laws, OFAC, Sanctions, Anti-Bribery and Anti-Corruption Laws, and Foreign Asset Control Regulations) and maintain all Governmental Approvals necessary to the conduct of its business, unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect. Such Guarantor shall at all times, comply in all material respects with Anti-Terrorism and Money Laundering Laws, OFAC, Sanctions, Anti-Bribery and Anti-Corruption Laws, and Foreign Asset Control Regulations, OFAC, Sanctions and Foreign Asset Control Regulations and regulations thereto.

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(xi)    Taxes. Such Guarantor shall pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless the amount is not material to it or its financial condition or such Taxes are being Properly Contested.
(xii)    Financial Covenants.
(A)    Minimum Liquidity Amount: HA INC shall not permit as of any date, the Liquidity Amount to be less than $25,000,000 (the “Minimum Amount”), it being agreed that if at any time the Liquidity Amount falls below the Minimum Amount (a “Liquidity Event”) HA INC shall, (1) promptly (but in any event within five (5) Business Days after obtaining Knowledge thereof), deliver to the Administrative Agent written notice of such Liquidity Event and (2) not later than thirty (30) days after such Liquidity Event, cause the Liquidity Amount to be replenished to at least the Minimum Amount and deliver evidence of the same to the Administrative Agent; provided that, for purposes of the Compliance Certificate required to be delivered pursuant to Section 10.1.1(c) of the Loan Agreement, such Compliance Certificate will calculate the Minimum Liquidity Amount as of the last day of the Fiscal Quarter that ended immediately prior to the delivery of such Compliance Certificate.
(B)    Minimum Net Investment Revenue: HA INC shall not permit, as of any Calculation Date (provided that the first such Calculation Date shall be December 31, 2018), the Net Investment Revenue to be less than or equal to $0 for the four Fiscal Quarter period ending on such Calculation Date.
(C)    Maximum Debt to Equity Ratio: HA INC shall not permit, as of any date, the Consolidated Debt to Equity Ratio to equal or exceed 4.00 to 1.00 as of such date; provided that, for purposes of the Compliance Certificate required to be delivered pursuant to Section 10.1.1(c) of the Loan Agreement, such Compliance Certificate will calculate the Consolidated Debt to Equity Ratio as of the last day of the Fiscal Quarter that ended immediately prior to the delivery of such Compliance Certificate.
(xiii)    Financial Statements and Covenants. The parties hereto agree that if at any time any change in GAAP (including the adoption of IFRS) or in the business or the accounting practices of HA INC would affect in a material way the computation of any financial ratio set forth herein or any component of such ratio, including the computations for the “Net Investment Revenue”, “ Interest Income, financing receivable”, “Interest income, investments“, “Rental Income”, “Core equity method investment earnings” or “interest expense”, and either the Guarantors or the Administrative Agent shall so request, the Administrative Agent and the Guarantors shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the business or accounting practice; provided that, until so amended pursuant to such request, (i) such ratio or requirement shall continue to be computed in accordance with past practice or GAAP prior to such change therein and (ii) the Guarantors shall provide to the Administrative Agent and the Lenders as reasonably requested hereunder, a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or past practice.
(xiv)    Margin Regulations. Such Guarantor shall not directly or indirectly apply any part of the proceeds of any Advance or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder.

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(xv)    Investment Company Act. Such Guarantor shall not take any action that would result in such Guarantor, or any other Obligor being required to register as an “investment company” under the Investment Company Act of 1940.
(xvi)    Merger; Bankruptcy. No Guarantor shall, and no Guarantor shall agree to, enter into, or cause or permit any Subsidiary of such Guarantor to enter into, any transaction of merger or consolidation unless:
(A)    simultaneous with the consummation of such merger or consolidation, Full Payment of all Obligations is made to the Administrative Agent; or
(B)    with respect to any merger or consolidation between a Guarantor or Subsidiary of a Guarantor on the one hand and a Person that is not an Affiliate or a Subsidiary of a Guarantor on the other hand, the following conditions precedent are satisfied at the time of consummation of such merger or consolidation:
(1)    the sum of (x) the aggregate proceeds and other consideration (regardless of the form of payment and including, for the avoidance of doubt, any assumption of liability) calculated in accordance with GAAP (the “Purchase Price”) paid or exchanged by the Guarantors or Subsidiary of a Guarantor (the collective reference to the Guarantors and its Subsidiaries, the “Guarantor Parties”) in connection with such merger or consolidation plus (y) the Purchase Price paid or exchanged by the Guarantor Parties in connection with all other mergers and consolidations made in reliance on this clause (ix)(B) since the date hereof plus (x) the Purchase Price paid by the Guarantor Parties in connection with all acquisitions in reliance on Section 15(b)(x)(B) since the date hereof, does not exceed $200,000,000;
(2)    no Default or Event of Default (including, without limitation, pursuant to Section 11.1.11 of the Loan Agreement) has occurred and is continuing at the time of such merger or consolidation or will be caused by or would result from the consummation of any such merger or consolidation;
(3)    in the event that a Guarantor, HA LLC, HAT Holdings I LLC or HAT Holdings II LLC is a party to such merger or consolidation, such Guarantor, HA LLC, HAT Holdings I LLC or HAT Holdings II LLC, as the case may be, is the surviving entity;
(4)    no Guarantor or other Person has merged into or with a Borrower or a Pledgor; provided that HA, LLC, HAT Holdings I LLC and HAT Holdings II LLC may merge into a Person that is not an Affiliate or a Subsidiary of a Guarantor so long as HA LLC, HAT Holdings I LLC or HAT Holdings II LLC, as the case may be, is the surviving entity;
(5)    if the Purchase Price of such merger or consolidation exceeds $50,000,000, the Guarantors or a Borrower have provided the Administrative Agent with written notice of such merger or consolidation at least thirty (30) days prior to the consummation of such merger or consolidation;
(6)    the material lines of business of the applicable Guarantor and its Subsidiaries, taken as a whole, after giving effect to any such merger or consolidation shall

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not be substantially different from those lines of business conducted by such Guarantor and its Subsidiaries, taken as a whole, immediately prior to such merger or consolidation;
(7)    the Administrative Agent has received all information and other documentation it reasonably requests with respect to such merger or consolidation (including, for the avoidance of doubt, from all parties to such merger or consolidation) in order for it and the Lenders and Issuing Banks to comply with their ongoing obligations under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Anti-Terrorism Laws; and
(8)    If the Purchase Price of such merger or consolidation exceeds $50,000,000, HA INC has delivered to the Administrative Agent a compliance certificate demonstrating to the reasonable satisfaction of the Administrative Agent compliance with each of the financial covenants set forth in Section 15(b)(v) hereof on a pro forma basis; provided that (i) with respect to the financial covenant set forth in Section 15(b)(v)(A) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation (after giving pro forma effect to the consummation of such merger or consolidation as if such merger or consolidation had occurred on the last day of such Fiscal Quarter), as well as on a projected basis, as of the last day of the four Fiscal Quarter period that begins on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation, (ii) with respect to the financial covenant set forth in Section 15(b)(v)(B) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the four Fiscal Quarter period that will immediately precede the consummation of such merger or consolidation (after giving pro forma effect to the consummation of such merger or consolidation as if such merger or consolidation had occurred on the first day of such four Fiscal Quarter period), as well as on a projected basis for the four Fiscal Quarter Period beginning on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation and (iii) with respect to the financial covenant set forth in Section 15(b)(v)(C) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation (after giving pro forma effect to such merger or consolidation) as if such merger or consolidation had occurred on the last day of such Fiscal Quarter), as well as on a projected basis, as of the last day of the four Fiscal Quarter period that begins on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation; or
(C)    with respect to merger or consolidation between a Guarantor or Subsidiary of a Guarantor on the one hand, and another Guarantor or Affiliate or Subsidiary of a Guarantor on the other hand, each of the following conditions precedent have been satisfied at the time of such merger or consolidation:
(1)    no Default or Event of Default (including, without limitation, pursuant to Section 11.1.11 of the Loan Agreement) has occurred and is continuing at the time of such merger or consolidation, or will be caused by or would result from the consummation of any such merger or consolidation; provided that for purposes of this clause (1) no Default or Event of Default will be deemed to have occurred and be continuing as a result of a Change of Control described in clause (ii) and (iii) of the definition thereof in the Loan

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Agreement so long as (a) the merger or consolidation is solely between HA INC and HA LP (or the surviving entity from a merger or consolidation described in clause (b) below) and the surviving entity continues to own and Control, beneficially and of record, directly or indirectly, at least 50.1% of the equity interests of HA LLC (or if such merger included the surviving entity from a merger or consolidation described in clause (b) below, directly or indirectly at least (x) 100% of the equity interests of the Borrowers and the Pledgors (other than HAT Holdings I and HAT Holdings II; provided that HAT Holdings I and HAT Holdings II continue to own, directly or indirectly, 100% of any Borrowers or Pledgors that they own at the time of such merger) and (y) 50.1% of HAT Holdings I and HAT Holdings II; provided that HAT Holdings I and HAT Holdings II continue to own, directly or indirectly, 100% of any Borrowers or Pledgors that they own at the time of such merger) or (b) the merger or consolidation is solely between HA LP and HA LLC and the surviving entity continues to own and Control, beneficially and of record, directly or indirectly, at least 100% of the equity interests of the Borrowers and the Pledgors (other than HAT Holdings I and HAT Holdings II; provided that (x) HAT Holdings I and HAT Holdings II continue to own, directly or indirectly, 100% of any Borrowers or Pledgors that they own at the time of such merger or consolidation and (y) HA LLC continues to own 50.1% of HAT Holdings I and HAT Holdings II (or any permitted successor to such entity) at the time of such merger; provided that HAT Holdings I and HAT Holdings II (or any permitted successor to such entity) continue to own 100% of any Borrowers or Pledgors that they own at the time of such merger);
(2)    in the event that a Guarantor is a party to such merger or consolidation, a Guarantor is the surviving entity;
(3)    no Guarantor or other Person has merged into a Borrower or a Pledgor, other than a merger of a Pledgor and another Pledgor;
(4)    if another Guarantor or Pledgor is the non-surviving entity under any merger or consolidation,
(i) the surviving entity has expressly assumed the obligations of the non-surviving entity under each Loan Document to which the non-surviving entity is or was a party;
(ii) if a Pledgor is the non-surviving entity under any merger or consolidation, : (A) the Borrowers shall have delivered to the Administrative Agent the results of a recent search by a Person satisfactory to Administrative Agent that there are no UCC or Tax or other Lien filings on any of the Collateral pledged to the Collateral Agent by the Pledgors subject to such merger or consolidation, (B) Collateral Agent has been expressly granted a first priority Lien and security interest in all of the equity interests of applicable Borrower and certificates and transfers in blank have been delivered to the Collateral Agent sufficient to perfect such Lien and security interest by “control” (within the meaning of Sections 8-106 and 9-106 of the UCC, and the Administrative Agent shall have received a legal opinion, in form and substance satisfactory to the Administrative Agent, regarding perfection of such Lien in such collateral and (C) the Borrower has delivered any UCC financing statement amendments reasonably requested by the Administrative Agent (and a Borrower

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has delivered other reasonably satisfactory documentation evidencing the assumptions and other matters described in this clause (4) to Administrative Agent);
(iii) the Guarantors or the Borrowers have provided the Administrative Agent with written notice of such merger or consolidation at least thirty (30) days prior to the consummation of such merger or consolidation; and
(iv) HA INC or a Borrower has delivered to the Administrative Agent a compliance certificate demonstrating to the reasonable satisfaction of the Administrative Agent compliance with each of the financial covenants set forth in Section 15(b)(v) hereof on a pro forma basis; provided that (i) with respect to the financial covenant set forth in Section 15(b)(v)(A) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation (after giving pro forma effect to the consummation of such merger or consolidation as if such merger or consolidation had occurred on the last day of such Fiscal Quarter), as well as on a projected basis, as of the last day of the four Fiscal Quarter period that begins on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation, (ii) with respect to the financial covenant set forth in Section 15(b)(v)(B) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the four Fiscal Quarter period that will immediately precede the consummation of such merger or consolidation (after giving pro forma effect to the consummation of such merger or consolidation as if such merger or consolidation had occurred on the first day of such four Fiscal Quarter period), as well as on a projected basis for the four Fiscal Quarter Period beginning on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation and, (iii) with respect to the financial covenant set forth in Section 15(b)(v)(C) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation (after giving pro forma effect to the consummation of such merger or consolidation as if such merger or consolidation had occurred on the last day of such Fiscal Quarter), as well as on a projected basis, as of the last day of the four Fiscal Quarter period that begins on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such merger or consolidation; or
(5)    If any of sub-clauses (C)(2), (3) or (4) apply, the Administrative Agent has received all information and other documentation it reasonably requests with respect to such merger or consolidation (including, for the avoidance of doubt, from all parties to such merger or consolidation) in order for it and the Lenders and Issuing Banks to comply with their ongoing obligations under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Anti-Terrorism Laws; or
(D)    such merger or consolidation is a merger by a Subsidiary of a Guarantor (that is also not a Guarantor, a Borrower or Pledgor, other than HA LLC, HAT Holdings I LLC and HAT Holdings II LLC) with a third-party to complete an investment in loans, assets and projects in the ordinary course of business; provided that if such Subsidiary is HA LLC, HAT Holdings I LLC or HAT Holdings II LLC, as applicable, such entity is the surviving entity;

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provided that, notwithstanding the foregoing, nothing in this Section 15(b)(ix) shall in any way limit the provisions of Section 10.2.12 of the Loan Agreement; provided, further, that the Guarantors shall notify Administrative Agent in writing on or prior to the consummation of any such merger or consolidation where a Guarantor is a party whether such Guarantors will satisfy the conditions set forth in clause (A), (B) or (C) of this Section 15(b)(ix) (which notice may be contained within any notice otherwise required to be delivered pursuant to Section 15(b)(ix)(B)(5) or (C)(4)(iii)).
(xvii)    Acquisitions. No Guarantor shall, and no Guarantor shall agree to, acquire, or cause or permit any Subsidiary of such Guarantor to acquire, by purchase or otherwise the business of another Person or all or substantially all of the Property of another Person or all or substantially all of the Equity Interests of another Person (other than, in each case, investments in loans, assets and projects in the Ordinary Course of Business) unless:
(A)    simultaneous with the consummation of such acquisition, Full Payment of all Obligations is made to the Administrative Agent; or
(B)    with respect to such acquisition by a Guarantor or Subsidiary of a Guarantor (other than a Borrower or a Pledgor, other than HA LLC, HAT Holdings I LLC and HAT Holdings II LLC, provided that HA LLC, HAT Holdings I LLC and HAT Holdings II LLC continue to own 100% of any Borrowers or Pledgors that they own at the time of such acquisition) of the business, Property or Equity Interests of a Person that is not an Affiliate or a Subsidiary of a Guarantor, the following conditions precedent are satisfied at the time of consummation of such acquisition:
(1)    the sum of (x) the Purchase Price paid by the Guarantor Parties in connection with such acquisition plus (y) the Purchase Price paid by the Guarantor Parties in connection with all other acquisitions made in reliance on this clause (x)(B) since the date hereof plus (x) the Purchase Price paid or exchanged by the Guarantor Parties in connection with all mergers and consolidations in reliance on Section 15(b)(ix)(B) since the date hereof, does not exceed $200,000,000; and
(2)    no Default or Event of Default (including, without limitation, pursuant to Section 11.1.11 of the Loan Agreement) has occurred and is continuing at the time of such acquisition or will be caused by or would result from the consummation of any such acquisition;
(3)    if the Purchase Price in connection with such acquisition exceeds $50,000,000, the Guarantors or the Borrowers have provided the Administrative Agent with written notice of the acquisition at least thirty (30) days prior to the proposed consummation date of such acquisition;
(4)    the material lines of business of the Guarantors and their Subsidiaries, taken as a whole, after giving effect to any such acquisition shall not be substantially different from those lines of business conducted by the Guarantors and their Subsidiaries, taken as a whole, immediately prior to such acquisition;
(5)    the Administrative Agent has received all information and other documentation it reasonably requests with respect to acquisition (including, for the avoidance of doubt, from all parties to such acquisition) in order for it and the Lenders and Issuing Banks to comply with their ongoing obligations under applicable “know-your-

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customer” and anti-money laundering rules and regulations, including the Anti-Terrorism Laws; and
(6)    if the Purchase Price in connection with such acquisition exceeds $50,000,000, the Borrowers or the Guarantors have delivered to the Administrative Agent a compliance certificate demonstrating to the reasonable satisfaction of the Administrative Agent compliance with each of the financial covenants set forth in Section 15(b)(v) hereof on a pro forma basis at the time of the consummation of such acquisition and after giving effect thereto; provided that (i) with respect to the financial covenant set forth in Section 15(b)(v)(A) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the Fiscal Quarter that will immediately precede such acquisition (after giving pro forma effect to the consummation of such acquisition as if such acquisition had occurred on the last day of such Fiscal Quarter), as well as on a projected basis, as of the last day of the four Fiscal Quarter period that begins on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such acquisition, (ii) with respect to the financial covenant set forth in Section 15(b)(v)(B) such pro forma statements shall include calculations showing compliance with such covenant for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter that will immediately precede the consummation such acquisition (after giving pro forma effect to the consummation of such acquisition as if such acquisition had occurred on the first day of such four Fiscal Quarter period), as well as on a projected basis for the four Fiscal Quarter Period beginning on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such acquisition and (iii) with respect to the financial covenant set forth in Section 15(b)(v)(C) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the Fiscal Quarter that will immediately precede the consummation of such acquisition (after giving pro forma effect to the consummation of such acquisition as if such acquisition had occurred on the last day of such Fiscal Quarter), as well as on a projected basis, as of the last day of the four Fiscal Quarter period that begins on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such acquisition; or
(C)    with respect to such acquisition by a Guarantor of the business, Property or Equity Interests of another Guarantor or an Affiliate or a Subsidiary of a Guarantor (other than, in each case, a Borrower or a Pledgor; provided that HAT Holdings I LLC may acquire the business, Property or Equity Interests of HAT Holdings II LLC and HAT Holdings II LLC may acquire the business, Property or Equity Interests of HAT Holdings I LLC), the following conditions precedent are satisfied at the time of consummation of such acquisition:
(1)    no Default or Event of Default (including, without limitation, pursuant to Section 11.1.1 of the Loan Agreement) has occurred and is continuing at the time of such acquisition, or will be caused by or would result from the consummation of any such acquisition;
(2)    a Guarantor is the acquiring entity (or with respect to an acquisition by HAT Holdings I LLC of such assets of HAT Holdings II LLC, or vice versa, either HAT Holdings I LLC or HAT Holdings II LLC, as the case may be, is the acquiring entity)
(3)    if the Property, Equity Interests or business of a Guarantor is being acquired:

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(i) the acquiring Guarantor has expressly assumed the obligations of the non-surviving entity under each Loan Document to which the non-surviving entity is or was a party;
(ii) the Guarantors or the Borrowers have provided the Administrative Agent with written notice of such acquisition at least thirty (30) days prior to the consummation of such acquisition; and
(iii) the Guarantors have delivered to the Administrative Agent a compliance certificate demonstrating to the reasonable satisfaction of the Administrative Agent compliance with each of the financial covenants set forth in Section 15(b)(v) hereof on a pro forma basis at the time of the consummation of such acquisition and after giving effect thereto; provided that (i) with respect to the financial covenant set forth in Section 15(b)(v)(A) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the Fiscal Quarter that will immediately precede such acquisition (after giving pro forma effect to the consummation of such acquisition as if such acquisition had occurred on the last day of such Fiscal Quarter), as well as on a projected basis, as of the last day of the four Fiscal Quarter period that begins on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such acquisition, (ii) with respect to the financial covenant set forth in Section 15(b)(v)(B) such pro forma statements shall include calculations showing compliance with such covenant for the four Fiscal Quarter period ending on the last day of the Fiscal Quarter that will immediately precede the consummation such acquisition (after giving pro forma effect to the consummation of such acquisition as if such acquisition had occurred on the first day of such four Fiscal Quarter period), as well as on a projected basis for the four Fiscal Quarter Period beginning on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such acquisition and (iii) with respect to the financial covenant set forth in Section 15(b)(v)(C) such pro forma statements shall include calculations showing compliance with such covenant as of the last day of the Fiscal Quarter that will immediately precede the consummation of such acquisition (after giving pro forma effect to the consummation of such acquisition as if such acquisition had occurred on the last day of such Fiscal Quarter), as well as on a projected basis, as of the last day of the four Fiscal Quarter period that begins on the first day after the end of the Fiscal Quarter that will immediately precede the consummation of such acquisition; and
(4)    If HAT Holdings I LLC acquires the business, Property or Equity Interests of HAT Holdings II LLC or vice versa, the following conditions shall apply:
(i) the buyer entity has expressly assumed the obligations of the seller entity under each Loan Document to which the seller entity is or was a party without novation and subject to documentation (including an assignment agreement) in form and substance reasonably satisfactory to the Administrative Agent;
(ii) (A) the Borrowers shall have delivered to the Administrative Agent the results of a recent search by a Person satisfactory to Administrative Agent that there are no UCC or Tax or other Lien filings on any of the Collateral previously pledged to the Collateral Agent by the seller entity subject to such acquisition, (B) Collateral

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Agent has been expressly granted a first priority Lien and security interest in all of the equity interests in the Pledgor owned by seller immediately prior to such acquisition and certificates and transfers in blank have been delivered to the Collateral Agent sufficient to perfect such Lien and security interest by “control” (within the meaning of Sections 8-106 and 9-106 of the UCC), and the Administrative Agent shall have received a legal opinion, in form and substance satisfactory to the Administrative Agent, regarding perfection of such Lien in such collateral and (C) the Borrower has delivered any UCC financing statement amendments reasonably requested by the Administrative Agent (and a Borrower has delivered other reasonably satisfactory documentation evidencing the assumptions and other matters described in this clause (4) to Administrative Agent);
(iii) the Guarantors or the Borrowers have provided the Administrative Agent with written notice of such acquisition at least thirty (30) days prior to the consummation of such acquisition; and
(5)    the Administrative Agent has received all information and other documentation it requests with respect to an acquisition (including, for the avoidance of doubt, from all parties to such acquisition) in order for it and the Lenders and Issuing Banks to comply with their ongoing obligations under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Anti-Terrorism Laws; or
(D)    such acquisition is an acquisition by a Subsidiary of a Guarantor (that is also not a Guarantor, a Borrower or a Pledgor, other than HA LLC, HAT Holdings I LLC and HAT Holdings II LLC) of the business, Property or Equity Interests of another Subsidiary of a Guarantor (that is also not a Guarantor, a Borrower or a Pledgor) or with a third-party to complete an investment in loans, assets and projects in the ordinary course of business;
provided that, notwithstanding the foregoing, nothing in this Section 15(b)(x) shall in any way limit the provisions of Section 10.2.12 of the Loan Agreement; provided, further, that the Guarantors shall notify Administrative Agent in writing at on or prior to the consummation of any such acquisition involving a Guarantor whether such Guarantors will satisfy the conditions set forth in clause (A), (B) or (C) of this Section 15(b)(x) (which notice may be contained within any notice otherwise required to be delivered pursuant to Section 15(b)(x)(B)(3) or (C)(3)(ii)).
(xviii)    Knowledge. Such Guarantor hereby acknowledges and agrees that pursuant to the terms of, and for all purposes contained in, the Loan Agreement and other Loan Documents, any reference to the “Knowledge” of the Borrowers and Guarantors shall mean and include, without limitation, the actual knowledge of the officers or employees of such Guarantor whose duties require them to have responsibility for the matter in question.
16.    Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Lender or any other Secured Party under this Guaranty, the Guarantors, jointly and severally, shall to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party from and against, and shall pay within ten (10) Business Days of request, any and all damages, losses, liabilities and reasonable and documented, out of pocket third party fees, costs and expenses (including attorneys’ fees and expenses) that may be suffered or incurred by any Secured Party in connection with or as a result of any failure of any Guarantors obligations under this Guaranty to be the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms;

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provided that the scope of the indemnity set forth in this Section 16 shall be limited to any and all claims that Administrative Agent and Secured Parties could have asserted or demanded against one or more of the Guarantors in respect of the Guaranteed Obligations had this Guaranty been enforceable, plus any reasonable and documented, out of pocket third party fees costs and expenses (including attorneys’ fees and expenses) associated with the enforcement and collection of this indemnity; provided, further that the parties hereto agree that the Administrative Agent, Issuing Banks and the Lenders are not waiving, and this limitation shall not be deemed or construed to be a waiver of, any rights, remedies or claims that the Administrative Agent or the other Secured Parties could have asserted against the Guarantors under this Guaranty had this Guaranty been enforceable in accordance with its terms. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.
17.    Process Agent Appointment.  WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE, EACH GUARANTOR AFFIRMS ITS IRREVOCABLE APPOINTMENT OF CORPORATION SERVICES COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK; EACH GUARANTOR AGREES THAT FAILURE BY ITS AGENT FOR SERVICE OF PROCESS TO NOTIFY SUCH GUARANTOR OF THE SERVICE OF PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED; AND EACH GUARANTOR CONSENTS TO THE SERVICE OF PROCESS RELATING TO ANY SUCH PROCEEDINGS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS SET FORTH HEREIN.
18.    GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantors and their respective successors and assigns; provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns and Administrative Agent and each other Secured Party may, without notice to the Guarantors and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part (subject to the terms of the Loan Agreement). Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York County, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Administrative Agent or any other Secured Party in connection with such action or proceeding shall be binding on each Guarantor if sent to such Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by the Guarantors. Each Guarantor agrees that Administrative Agent and each other Secured Party, subject to its obligations under Section 14.11 of the Loan Agreement, may disclose to any assignee of or participant in, or any prospective assignee of or participant in accordance with the Loan Agreement, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Administrative Agent’s or such other Secured Party’s possession concerning the Guarantors and this Guaranty. All notices and other communications to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the applicable Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantors in a written notice delivered to the Administrative Agent at such office as Administrative Agent may designate for such purpose from time to time in a written notice to the Guarantors.

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19.    WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR, ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
20.    Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.
21.    Performance. If any performance (other than payment) under this Guaranty is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day.
22.    Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
23.    Bankruptcy. Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding under any Debtor Relief Laws (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and beneficiaries that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Obligors of any portion of such Guaranteed Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
24.    Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability hereunder shall be limited to the amount which could be claimed by Administrative Agent and other Secured Parties from each such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
[Remainder of page intentionally left blank; signatures begin on following page]

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IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date set forth below.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

/s/ Jeffrey W. Eckel
By:
Name:    Jeffrey W. Eckel
Title:    President and Chief Executive Officer

HANNON ARMSTRONG CAPITAL, LLC

/s/ Jeffrey W. Eckel
By:
Name:    Jeffrey W. Eckel
Title:    President and Chief Executive Officer

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ANNEX A

DEFINITIONS

The following terms in this Guaranty shall have the meanings set forth below:

“Administrative Agent” has the meaning set forth in Section 1.

“Aggregate Availability” means as of any date of determination, the sum of (x) the Availability Amount and (y) the “Availability Amount” (as defined in the Other Loan Agreement), in each case, as of such date of determination.

“Attributable Indebtedness” means, as of any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Borrower” or “Borrowers” has the meaning set forth in the preamble to this Guaranty.

“Calculation Date” means the last day of each Fiscal Quarter of HA INC.

“Cash Equivalents” means include short-term government securities, certificates of deposit and money market funds, all of which had an original maturity of three months or less at the date of purchase as used in the HA INC financial statements delivered to Administrative Agent in accordance with Section 10.1.1(a) (i) or (b)(i) of the Loan Agreement, as applicable.

“Consolidated Debt to Equity Ratio” means, as of any date of determination, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Consolidated Equity as of such date.

“Consolidated Equity” means, as of any date of determination, for the Consolidated Group on a consolidated basis, an amount equal to the aggregate book value of the assets of the Consolidated Group minus the sum of all of the liabilities of the Consolidated Group (including accrued and deferred income taxes) all as determined in accordance with GAAP.

“Consolidated Funded Debt” means, as of any date of determination, for the Consolidated Group, on a consolidated basis, the sum of (without duplication) (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, but excluding obligations collateralized with cash (but only up to the amount so collateralized) or arising under performance letters of credit, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable and other similar accrued expenses in the Ordinary Course of Business), (e) Attributable Indebtedness in respect of capital leases, (f) without duplication, all Guarantees with respect to any of the obligations and indebtedness of the types referred to in clauses (a) through (e) above of any Person, and (g) all obligations and indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other comparable limited liability entity) in which the any member of the Consolidated Group is a general partner or joint venture, unless such obligation or indebtedness is expressly made non-recourse to the Guarantors; provided that

Guaranty (Approval-Based)
ny-1353683

Consolidated Funded Debt shall not include Non-Recourse Debt. The Consolidated Funded Debt of a Person shall include any recourse Consolidated Funded Debt of any partnership in which such Person is a general partner or joint venture to the extent the Person is liable for such Consolidated Funded Debt to a third party (which is not an Affiliate of HA INC), if any, either directly to such third party or indirectly to such third party through its interest in a partnership or joint venture.

“Consolidated Group” means HA INC and its Subsidiaries.

“Consolidated Interest Expense” means for any period for the Consolidated Group on a consolidated basis, the expenses classified as “interest expense” as it appears in the HA INC financial statements delivered to the Administrative Agent in accordance with Section 10.1.1(a) (i) or (b)(i) of the Loan Agreement, as applicable.

“Consolidated Interest Income: means for any period for the Consolidated Group on a consolidated basis the income classified as "Interest income, financing receivable”, Interest income, investments”, “Rental Income”, or “Core equity method investment earnings” as it appears in the HA INC financial statements delivered to the Administrative Agent in accordance with Section 10.1.1(a) (i) or (b)(i) of the Loan Agreement, as applicable.

“Debtor Relief Laws” has the meaning set forth in Section 2.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such obligation of the payment or performance of such obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any obligation of any other Person, whether or not such obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made which shall not exceed the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith in accordance with GAAP. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guarantor” has the meaning set forth in the preamble to this Guaranty.

“Guarantor Parties” has the meaning set forth in Section 15(b)(ix)(B)(1) of this Guaranty.

“Guaranty” means this Guaranty (Approval-Based), dated as of December 13, 2018, issued by each Guarantor signatory hereto, as amended, modified, supplemented from time to time in accordance herewith.

“HA INC” means Hannon Armstrong Sustainable Infrastructure Capital, Inc.

Guaranty (Approval-Based)
ny-1353683

“HA LLC” means Hannon Armstrong Capital, LLC.

“Lender” has the meaning set forth in the preamble to this Guaranty.

“Liquid Investments” means, on a consolidated basis, cash and Cash Equivalents on the balance sheet of the Consolidated Group.

“Liquidity Amount” means, as of any date of measurement thereof, the sum of (x) the aggregate amount (all such amounts to be in Dollars) of all Liquid Investments of the Consolidated Group on such date plus (y) the Aggregate Availability on such date, but excluding from such amount, any Liquid Investment of the Consolidated Group that is either (i) restricted from payment to the Borrowers in satisfaction of the Obligations or the Other Obligations, (ii) classified as “Restricted Cash (which shall include any restricted Cash Equivalents)” or would otherwise be treated as a restricted asset, in each case under GAAP or (iii) on deposit in a Borrower Collateral Account or in an Other Borrower Collateral Accounts, that will be used to pay accrued interest or fees.

“Loan Agreement” has the meaning set forth in Section 1 to this Guaranty.

“Net Investment Revenue” means, for any period for the Consolidated Group on a consolidated basis, an amount equal to the difference between (x) Consolidated Interest Income and (y) Consolidated Interest Expense.

“Other Borrower Collateral Accounts” means each Borrower Collateral Account as defined in the Other Loan Agreement.

“Other Loan Agreement” means the Loan Agreement (Rep-Based), dated as of December 13, 2018, by and among Titan Borrower (HASI) LLC, Titan Borrower (HAT I) LLC, Titan Borrower (HAT II) LLC, the lender from time to time party thereto and Bank of America, N.A., as administrative agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Purchase Price” has the meaning set forth in Section 15(b)(ix)(B)(1) of this Guaranty.

Guaranty (Approval-Based)
ny-1353683